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                                                               EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of Transcrypt International, Inc. on Form S-8, relating to the 1996 Stock Incentive Plan, of our report dated February 3, 1997, on our audits of the consolidated financial statements of Transcrypt International, Inc. as of December 31, 1996 and 1995 and for the three years ended December 31, 1996, which report is included in its Annual Report on Form 10-K.




/s/ Coopers & Lybrand L.L.P.
Coopers & Lybrand L.L.P.

Lincoln, Nebraska
July 1, 1997